Exhibit 16.1

                      PricewaterhouseCoopers LLP Letterhead

September 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Schick Technologies, Inc., which was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 2, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP